EXHIBIT 21
FRANKLIN RESOURCES, INC.
LIST OF SUBSIDIARIES
(as of October 16, 2012)

Name	State or Nation of Incorporation or Organization
Balanced Equity Management Pty. Limited	Australia
C&EE General Partner Limited	Delaware
C&EE Private Equity Partners, L.P.	Delaware
Darby Administração de Investimentos Ltda	Brazil
Darby Asia Founder Partner, L.P.	Cayman Islands
Darby Asia Investors (HK), Ltd.	Hong Kong
Darby Asia Investors (India) Private Limited	India
Darby Asia Investors, Ltd.	British Virgin Islands
Darby Asia Mezzanine Fund II Management Co., Ltd.	Cayman Islands
Darby Asia Opportunities Fund III GP, L.P.	Cayman Islands
Darby Asia Opportunities Fund III Management Co, Ltd.	Cayman Islands
Darby Brazil Mezzanine Management LLC	Delaware
Darby CEE Founder Partner II, LLC	Delaware
Darby Colpatria Capital SAS	Colombia
Darby Converging Europe Founder Partner, L.P.	Delaware
Darby Converging Europe Fund III Management	Luxembourg
Darby Emerging Markets Investments, Ltd.	Delaware
Darby Europe Mezzanine Management	Cayman Islands
Darby Holdings, Inc.	Delaware
Darby Latin American Investors, Ltd.	Cayman Islands
Darby Latin American Mezzanine Investments	Cayman Islands
Darby Latin American Mezzanine Management II, LLC	Delaware
Darby Mexico Private Equity, S.A.P.I. de C.V.	Mexico
Darby Overseas Investments, Ltd.	Delaware
Darby Overseas Partners, L.P.	Delaware
Darby Private Equity Brasil Administração de Investimentos Ltda	Brazil
Darby Private Equity Korea Ltd.	Korea
Darby - Hana Infrastructure Fund Management Co., Ltd.	Korea
Darby-ProBanco Investors, LLC	Delaware
DCEF Founder Partner III, L.P.	Scotland
DLAMF II Special Company, LLC	Delaware
FCC Receivables Corp.	Delaware
Fiduciary International Holding, Inc.	New York
Fiduciary International Ireland Limited	Ireland
Fiduciary International, Inc.	New York
Fiduciary Investment Corporation	New York
Fiduciary Investment Management International, Inc.	Delaware
Fiduciary Trust (International) S.A.	Switzerland
Fiduciary Trust Company International	New York
Fiduciary Trust Company of Canada	Canada

Name	State or Nation of Incorporation or Organization
Fiduciary Trust International Limited	England
Fiduciary Trust International of California	California
Fiduciary Trust International of Delaware	Delaware
Fiduciary Trust International of the South	Florida
Franklin Advisers, Inc.	California
Franklin Advisers GP, LLC	Delaware
Franklin Advisory Services, LLC	Delaware
Franklin Capital Corporation	Utah
Franklin Investment Advisory Services, LLC	Delaware
Franklin Mutual Advisers, LLC	Delaware
Franklin Receivables LLC	Delaware
Franklin SPE, LLC	Delaware
Franklin Templeton Asia Holdings Private Ltd.	Singapore
Franklin Templeton Asset Management (India) Private Limited	India
Franklin Templeton Asset Management (Malaysia) Sdn. Bhd	Malaysia
Franklin Templeton Asset Management Mexico, S.A. de C.V.	Mexico
Franklin Templeton Austria GmbH	Austria
Franklin Templeton Bank & Trust, F.S.B.	Utah
Franklin Templeton Capital Holdings Private Limited	Singapore
Franklin Templeton Companies, LLC	Delaware
Franklin Templeton Darby Equity Investment Management (Shanghai) Co., Ltd.	China
Franklin Templeton Financial Services Corp.	New York
Franklin Templeton France S.A.	France
Franklin Templeton Fund Management Limited	United Kingdom
Franklin Templeton Global Investors Limited	United Kingdom
Franklin Templeton GSC Asset Management Sdn. Bhd	Malaysia
Franklin Templeton Holding Limited	Mauritius
Franklin Templeton Institutional, LLC	Delaware
Franklin Templeton Institutional GP, LLC	Delaware
Franklin Templeton International Services (India) Private Limited	India
Franklin Templeton International Services S.A.	Luxembourg
Franklin Templeton Investímentos (Brasil) Ltda.	Brazil
Franklin Templeton Investment Management GmbH	Germany
Franklin Templeton Investment Management Limited	United Kingdom
Franklin Templeton Investment Services GmbH	Germany
Franklin Templeton Investment Services Mexico S. de R.L.	Mexico
Franklin Templeton Investment Trust Management Co., Ltd.	Korea
Franklin Templeton Investments (Asia) Limited	Hong Kong
Franklin Templeton Investments Australia Limited	Australia
Franklin Templeton Investments Corp.	Canada
Franklin Templeton Investments Japan Limited	Japan
Franklin Templeton Investments (ME) Limited	Dubai, U.A.E.
Franklin Templeton Investments Poland sp z o.o.	Poland
Franklin Templeton Investor Services, LLC	Delaware

Name	State or Nation of Incorporation or Organization
Franklin Templeton Italia SIM S.p.A.	Italy
Franklin Templeton Luxembourg Holding S.A.	Luxembourg
Franklin Templeton Magyarorszag Kft	Hungary
Franklin Templeton Management Luxembourg SA	Luxembourg
Franklin Templeton Portfolio Advisors, Inc.	California
Franklin Templeton Real Estate Advisors GP, LLC	Delaware
Franklin Templeton Services Limited	Ireland
Franklin Templeton Services, LLC	Delaware
Franklin Templeton Slovakia, s.r.o.	Slovakia
Franklin Templeton Strategic Investments Ltd.	Cayman Islands
Franklin Templeton Switzerland Ltd.	Switzerland
Franklin Templeton Trustee Services Private Limited	India
Franklin Templeton Uruguay S.A.	Uruguay
Franklin/Templeton Distributors, Inc.	New York
Franklin/Templeton Travel, Inc.	California
F S Capital Group	California
F S Properties, Inc.	California
FT Opportunistic Distressed Fund Ltd.	Cayman Islands
FTC Investor Services Inc.	Canada
FTCI (Cayman) Ltd.	Cayman Islands
ITI Capital Markets Limited	India
LSIMC, LLC	Delaware
Riva Financial Systems Limited	Isle of Man
Templeton Asset Management (Labuan) Limited	Malaysia
Templeton Asset Management Ltd.	Singapore
Templeton Asset Management Limited Mexico, S. de R.L. de C.V.	Mexico
Templeton Asset Management Poland Spolka Akcyjna	Poland
Templeton China Research Limited	Hong Kong
Templeton do Brasil Ltda.	Brazil
Templeton Franklin Global Distributors, Ltd.	Bermuda
Templeton Global Advisors Limited	The Bahamas
Templeton Global Holdings Ltd.	The Bahamas
Templeton International, Inc.	Delaware
Templeton Investment Counsel, LLC	Delaware
Templeton Restructured Investments, L.L.C.	Delaware
Templeton Restructured Investments, Ltd.	Cayman Islands
Templeton Restructured Investments III, Ltd.	Cayman Islands
Templeton Worldwide, Inc.	Delaware
Templeton/Franklin Investment Services, Inc.	Delaware
TSEMF III (Jersey) Limited	Jersey (Channel Islands)
TSEMF IV (Jersey) Limited	Jersey (Channel Islands)
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All subsidiaries currently do business principally under their respective corporate names except as follows: Franklin Templeton Portfolio Advisors, Inc. operates through its Franklin Portfolio Advisors and Templeton Portfolio Advisors divisions; and some Templeton subsidiaries also occasionally use the name Templeton Worldwide.